PLEDGE AND CUSTODIAL AGREEMENT


      This PLEDGE AND CUSTODIAL AGREEMENT, dated as of July 28, 1999 (this "Agreement"), is entered into among MF RECEIVABLES HOLDING CORP., a Delaware corporation (the "Company"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture Documents (the "Indenture Trustee"), ROTHSCHILD NORTH AMERICA, INC., a Delaware corporation ("Rothschild"), and THE BANK OF NEW YORK, a New York banking corporation, as collateral agent (the "Collateral Agent").

                              RECITALS
         (Capitalized terms have the meaning defined below.)

      WHEREAS, Monaco Finance, Inc., a Colorado corporation ("Monaco"), and the Indenture Trustee have previously entered into the Indenture Documents, pursuant to which, among other things, Monaco has incurred the Indenture Obligations;

      WHEREAS, Monaco, the Company and the Indenture Trustee, with the consent of the holders of notes issued pursuant to the Indenture Documents, have agreed to enter into that certain Consent and Amendment No. 2 to Indenture and Related Documents, dated as of even date herewith (the "Indenture Amendment"), pursuant to which, among other things, the Company has agreed to assume all of the obligations of Monaco in respect of the Indenture Obligations;

      WHEREAS, Monaco and Rothschild have previously entered into the Rothschild Documents, pursuant to which, among other things, Monaco has incurred the Rothschild Obligations; and

      WHEREAS, Monaco, the Company and Rothschild have agreed to enter into that certain Amendment to Amended and Restated Note Purchase Agreement, dated as of even date herewith, (the "Rothschild Amendment"), pursuant to which, among other things, the Company has agreed to assume all of the obligations of Monaco in respect of the Rothschild Obligations;

      WHEREAS, the execution and delivery hereof is a condition to the effectiveness of each of the Indenture Amendment and the Rothschild Amendment;

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                              AGREEMENT

Section 1. Certain Defined Terms; Certain Rules of Construction.

      (a)  Certain Defined Terms.  As used herein:

      "Agreement" means this Pledge and Custodial Agreement.



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                                  48
3360.03/Pledge&Custodial
      "Ancillary Rights" means all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with the Pledged Shares, whether arising in contract, in tort or otherwise.
      "Applicable Percentage" means: (i) as to the Indenture Trustee, (A) if the Indenture Obligations are still outstanding but the Rothschild Obligations have been repaid in full, 100% and (B) otherwise, a fraction, the numerator of which is the outstanding principal amount of the Indenture Obligations as of the Effective Date and the denominator of which is the outstanding principal amount of the Secured Obligations as of the Effective Date (in each case, after giving effect to all payments made on account of such Secured Obligations on or before the Effective Date); and (ii) as to Rothschild, (A) if the Rothschild Obligations are still outstanding but the Indenture Obligations have been repaid in full, 100% and (B) otherwise, a fraction, the numerator of which is the outstanding principal amount of the Rothschild Obligations as of the Effective Date and the denominator of which is the outstanding principal amount of the Secured Obligations as of the Effective Date (in each case, after giving effect to all payments made on account of such Secured Obligations on or before the Effective Date).

      "Collateral"  means,   collectively,   the  Pledged  Shares,  the
Ancillary Rights and all Proceeds.

      "Collateral Agent" has the meaning set forth in the introductory paragraph of this Agreement or any successor under this Agreement as provided in Section 13.

      "Company"   has  the  meaning  set  forth  in  the   introductory
paragraph of this Agreement.

      "Default Notice" means a written notice, substantially in the form attached hereto as Exhibit A, delivered by a Secured Party to the Collateral Agent, the other Secured Party and the Company pursuant to Section 12(c).

      "Directing Party" means, collectively, until such time as the Secured Obligations have been finally repaid in full, Heller Financial, Inc., BDC Partners I, L.P. and Rothschild; provided that, from and after the date that any Secured Obligation has been finally repaid in full, the term "Directing Party" shall no longer include the Person to whom such Secured Obligation was owed.

      "Effective Date" has the meaning set forth in Section 15(e)(ii).

      "Event of Default" has the meaning ascribed to such term in any Transaction Document.

      "Indenture Amendment" has the meaning set forth in the recitals hereof.

      "Indenture Documents" means, collectively, the Indenture, dated as of January 9, 1996, between the Company and the Indenture Trustee, all outstanding notes issued pursuant thereto by the Company and all agreements, documents and instruments entered into in connection therewith (including the Indenture Amendment).

      "Indenture Obligations" means the Obligations of the Company under the Indenture Documents.

      "Indenture Trustee" has the meaning set forth in the introductory paragraph of this Agreement or any successor under the Indenture Documents.

      "Lien" means any lien, security interest, charge or encumbrance or other similar right or claim of any Person.

      "Merger" has the meaning ascribed thereto in Section 6(b).



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      "MF III" means MF Receivables  Corp. III, a Delaware  corporation,  which, prior to the effectiveness of the Merger, was a wholly owned subsidiary of Monaco and, as of the Effective Date, is a wholly owned Subsidiary of the Company.

      "MF IV" means MF Receivables Corp. IV, a Delaware corporation, which, prior to the effectiveness of the Merger, was a wholly owned subsidiary of Monaco and, as of the Effective Date, is a wholly owned Subsidiary of the Company.

      "Obligations" means, with respect to any Person, without duplication of amounts and at any time any determination thereof is to be made, the aggregate then outstanding amount of all obligations, indebtedness and liabilities of such Person of every kind and character, including: (i) all obligations, indebtedness, and liabilities arising under successive transactions renewing, increasing, extending or continuing any indebtedness, changing the interest rate or other terms thereof or creating new or additional indebtedness after prior indebtedness has been in whole or in part satisfied; and (ii) all obligations, indebtedness and liabilities, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any such obligations, indebtedness or liabilities), reimbursement obligations (including reimbursement obligations with respect to letters of credit and guaranties), fees, costs, expenses, premiums, charges, attorneys' fees, and indemnity obligations; in all cases, whether previously, now or hereafter made, incurred, or created, whether voluntarily or involuntarily and however arising, whether now due or due in the future, whether absolute or contingent, whether liquidated or unliquidated, whether determined or undetermined, whether such Person may be liable individually or jointly with others, and whether recovery may be or hereafter become barred by any statute of limitations or become otherwise unenforceable for any reason whatsoever.

      "Permitted Lien" means, with respect to all or any portion of the Collateral, the Lien in favor of the Collateral Agent granted hereunder.

      "Person" means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Pledged Shares" means 100% of the outstanding common stock of MF IV, together with all related certificates, options or rights of any nature whatsoever that may be issued or granted to the Company in respect of such common stock while this Agreement is in effect.

      "Proceeds" means all "proceeds" as such term is defined in Section 9306(l) of the UCC in effect on the date hereof and, in any event, shall include all payments or other income from the Pledged Shares, collections thereon or distributions with respect thereto and all proceeds and amounts received in respect of the Ancillary Rights.

      "Rothschild" has the meaning set forth in the introductory paragraph of this Agreement.

      "Rothschild Amendment" has the meaning set forth in the recitals hereof.

      "Rothschild Documents" means, collectively, that certain Amended and Restated Note Purchase Agreement, dated as of January 9, 1996, between the Company and Rothschild, all outstanding notes issued pursuant thereto by the Company in favor of Rothschild, and all agreements, documents and instruments entered into in connection therewith (including the Rothschild Amendment).



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      "Rothschild  Obligations"  means the  Obligations  of the Company owing under the Rothschild Documents.

      "Securities Act" means  the Securities Act of 1933, as amended.

      "Secured   Obligations"   means,   collectively,   the  Indenture
Obligations and the Rothschild Obligations.

      "Secured Parties" means, collectively Rothschild and the Indenture Trustee; provided that, from and after the date that any Secured Obligation has been finally repaid in full, the term "Secured Parties" shall no longer include the Person to whom such Secured Obligation was owed.

      "Termination Date" means the date on which all Secured Obligations shall have been finally repaid in full.

      "Transaction Documents" means, collectively, the Indenture Documents and the Rothschild Documents; provided that, from and after the date that all of the Secured Obligations evidenced by any of the foregoing Transaction Documents are finally repaid in full, the term "Transaction Documents" shall no longer include such documents.

      "UCC" means the Uniform Commercial Code from time to time in effect in the State of New York.

      (b) Certain Rules of Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the words "include" and "including" are not limiting;
(iv) the word "or" has the inclusive meaning represented by the phrase "and/or";
(v) the words "hereof," "herein," "hereby" and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision hereof; (vi) section, subsection, clause, exhibit and schedule references are to this Agreement; and (vii) each term used herein that is defined in Article 8 or Article 9 of the UCC has the meaning ascribed thereto in the UCC. Section and subsection headings are for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not affect the construction of this Agreement. All exhibits and schedules attached hereto are incorporated herein by this reference. Any reference herein to this Agreement or any other agreement, document or instrument includes all permitted alterations, amendments, changes, extensions, modifications, renewals or supplements thereto or thereof, as applicable.

Section 2. Statements  as to  Outstanding  Obligations;  Amendments of
Documents.

      (a) Current Obligations. As of the Effective Date (after crediting all payments of principal and interest made on or before such date):

           (i) Rothschild represents and warrants to the other Secured Party, the Company and the Collateral Agent that the outstanding amount of the Rothschild Obligations equals $511,446.21; and

           (ii) The Indenture Trustee represents and warrants to the other Secured Party, the Company and the Collateral Agent that the outstanding amount of the Indenture Obligations equals $1,935,827.79.



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      (b) Future Statements of Obligations.  Upon the reasonable  request of the
Collateral Agent made at any time and from time to time hereunder, each Secured Party shall provide the other Secured Party, the Company and the Collateral Agent with a written statement as to the then outstanding principal amount of the Secured Obligations owed to such Person, and such statement shall be conclusive and binding on such Secured Party, absent manifest error.

      (c) Amendments of Documents. Notwithstanding anything to the contrary contained in the Indenture Documents and the Rothschild Documents, from and after the Effective Date: (i) neither the Indenture Trustee nor the Company may amend, modify or otherwise alter the Indenture Documents in any material respect without the prior written consent of Rothschild; and (ii) neither Rothschild nor the Company may amend, modify or otherwise alter the Rothschild Documents in any material respect without the prior written consent of the Indenture Trustee.

Section 3. Appointment and Basic Duties of Collateral Agent.

      (a) Appointment. Each Secured Party hereby appoints and authorizes the Collateral Agent to act on its behalf with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and the Collateral Agent hereby accepts such appointment and agrees to perform the duties of the Collateral Agent hereunder for the benefit of the Secured Parties.

      (b) Ministerial Duties. The role of the Collateral Agent shall be ministerial and shall consist of carrying out the will of the Directing Party in accordance with the provisions of this Agreement, and the Collateral Agent shall not, and shall not be deemed by any other party hereto to, be acting as, or making the representations of, a broker. The Collateral Agent shall act or refrain from acting solely in accordance with the instruction of the Directing Party, provided that the Collateral Agent shall not be required to take any action, or refrain from taking any action, if the Collateral Agent in good faith believes that, in doing so or not doing so, it will not be adequately indemnified, or that to do so (or not to do so) would violate applicable legal or contractual duties or obligations of the Collateral Agent, or otherwise would result in the imposition of liability upon the Collateral Agent. Any instructions by the Directing Party to the Collateral Agent shall be in writing and shall be sufficiently specific and explicit as to make compliance a ministerial rather than a discretionary action. Such instructions shall include not merely objectives but also the means to be used to achieve those objectives. In carrying out its duties set forth herein, the parties hereto agree that: (i) the Collateral Agent shall cause all Collateral to be held at all times in segregated accounts identified as held for the benefit of the Secured Parties and none of the Collateral shall be commingled with any other assets at any time held by the Collateral Agent; and (ii) unless otherwise agreed, the Directing Party, the Secured Parties and the Company shall give the Collateral Agent all notices, instructions or directions in connection herewith in writing.

      (c) Agreement of Collateral Agent and Secured Parties Respecting MF IV. Notwithstanding anything to the contrary contained herein, in the Transaction Documents or in any other agreement, document or instrument entered into in connection with the foregoing, each of the Secured Parties and the Collateral Agent agrees that, irrespective of whether any such Person has become the registered owner of the Pledged Shares in accordance with the provisions hereof, no such Person will: (i) take any action that would cause MF IV to breach any of its covenants in respect of any of its material contracts or agreements; or (ii) prior to the date that is one year and one day after the final repayment in full of all obligations owed under any material agreement or contract of MF IV, file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against MF IV or cause MF IV to institute any such proceeding.



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Section 4.      Pledge;   Grant  of  Security  Interest;   Collateral
Maintenance.

      (a) Grant of Security Interest. On and as of the Effective Date, the Company hereby grants to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a first priority security interest in the Collateral, as collateral security for the prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

      (b) Delivery of Collateral. On the Effective Date, the Company shall deliver to the Collateral Agent, on behalf of all Secured Parties, all certificates evidencing the Pledged Shares, together with stock powers in blank fully executed by the Company in respect of the Pledged Shares. In addition, on the Effective Date, the Company shall cause MF IV to execute and deliver to Daiwa Finance Corporation an irrevocable instruction letter in the form attached hereto as Exhibit B, and thereafter, the Company shall cause MF IV to execute and deliver to such other party as the Directing Party shall reasonably request, an irrevocable instruction letter in substantially the form attached hereto as Exhibit B.

      (c) Duty of Collateral Agent Respecting the Collateral. The Collateral Agent shall hold and safeguard the Collateral for the benefit of the Secured Parties as provided herein, provided that its sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, provided further that the Collateral Agent shall have no obligation to invest funds held hereunder.

      (d) Collateral Agent as Secured Party. The Collateral Agent shall be named as the secured party and lienholder in its capacity as the Collateral Agent for the benefit of Secured Parties on each UCC-1 financing statement pertaining to the Collateral. Except as otherwise expressly permitted hereby and notwithstanding anything to the contrary contained in any Transaction Document, all security interests in and liens upon the Collateral in favor of the Secured Parties shall be administered solely by the Collateral Agent, acting in a ministerial capacity on behalf of the Secured Parties in accordance with the terms hereof. From and after the date of this Agreement, all material decisions with respect to the taking and perfection of security interests in and liens upon the Collateral shall be approved by the Directing Party, but the Collateral Agent and its counsel shall be responsible for the ministerial details of implementing the decisions of the Directing Party. Notwithstanding anything to the contrary contained herein, during the term of this Agreement, the Collateral
Agent: (i) is and will be acting on behalf of the Secured Parties as a securities intermediary under Article 8 of the UCC and a "bailee" (as such term is used in Section 9305) of the UCC in connection herewith; (ii) shall maintain all Collateral in the name of, and for the benefit of, the Secured Parties as the holders of security interests in and liens upon the Collateral; (iii) shall treat all of the assets held by it as financial assets under Article 8 of the UCC; (iv) shall not hold, or exercise control (within the meaning of Article 8 of the UCC) over, all or any portion of the Collateral for the benefit of any other Person; (v) has received notice of each Secured Party's interest in the Collateral; and (vi) shall take instructions only from the Directing Party (without any consent of the Company) with respect to the Collateral.

      (e) Execution of Financing Statements. Pursuant to Section 9402 of the UCC, the Company authorizes the Collateral Agent (without imposing any obligation on the part of the Collateral Agent) to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Directing Party reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.



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      (f)  Maintenance of Collateral.  To the extent  expressly  directed by the
Directing Party (and subject to all of the Collateral Agent's indemnification and other rights with respect to the Directing Party), the Collateral Agent shall take the steps designated by the Directing Party to administer, protect or otherwise deal with the Collateral.

      (g) Voting Rights. Subject to Section 12(d)(ii), the organizational documents of MF IV and the terms and conditions of the Transaction Documents, the Company shall be permitted to exercise all voting rights with respect to the Pledged Shares; provided that no vote shall be cast or corporate right exercised or other action taken that could reasonably be expected to impair all or any portion of the Collateral or the Secured Obligations or that would be inconsistent with or result in any violation of any provision of the Transaction Documents or this Agreement.

Section 5. Collateral Agent's Appointment as Attorney-in-Fact.

      The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in the Collateral Agent's own name, at the direction of the Directed Party, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer. All powers, authorizations and agencies contained in this Section, being coupled with an interest, are irrevocable until the Termination Date.

Section 6. Representations and Warranties of the Company.

      The Company represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows (which representations and warranties shall be true and correct at all times during the term hereof):

      (a) Chief Executive Office. Except to the extent the Company has provided notice to the contrary in accordance with Section 7(a), the Company's chief executive office is located at 370 17th Street, Suite 5060G, Denver, Colorado 80202.

      (b) Merger of MF IV. On or before the Effective Date, MF IV shall have merged (the "Merger") with MF III, with MF IV (i) being the surviving corporation and (ii) among other things, acquiring all the assets, and assuming all of the Obligations, of MF III. The Merger does not violate any provisions of any law or any order of any court or governmental authority or agency and does not conflict with, violate or result in any breach of the terms, conditions or provisions of, or constitute a default under the organizational documents of MF III or MF IV or any indenture or other material agreement or instrument to which either MF III or MF IV is a party or by which either MF III or MF IV may be bound or result in the imposition of any liens or encumbrances on any property of MF IV (other than those in existence on the date hereof in favor of Daiwa Finance Corporation).

      (c) Pledged Shares. The Pledged Shares (i) constitute all of the common stock of MF IV and (ii) have been duly and validly issued and are fully paid and non-assessable.



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      (d) Ownership.  The Company is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

Section 7. Covenants of the Company.

      The Company covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, that, from and after the date of this Agreement until the Termination Date:

      (a) Change of Chief Executive Office, Name, Identity or Structure. The Company will not, unless it shall have given the Collateral Agent and each Secured Party at least 30 days prior written notice of such change, (i) change the location of its chief executive office from that specified in paragraph 5(a) or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading.

      (b) Trust Arrangement. If the Company shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Collateral, or otherwise in respect thereof, the Company shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by the Company to the Collateral Agent, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that the Company shall direct that all amounts or property paid or to be paid upon or in respect of the Collateral shall be paid to the Collateral Agent for the benefit of the Secured Parties to be applied to the repayment of the Secured Obligations as provided herein. If any money or property so paid or distributed in respect of the Collateral shall be received by the Company, the Company shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Company, as additional collateral security for the Secured Obligations.

      (c) Sales; Liens; Restrictive Agreements. Without the prior written consent of the Collateral Agent, the Company will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any Lien, option or claim in favor of any Person on or with respect to all or any portion of the Collateral, except for Permitted Liens or (iii) enter into any agreement or undertaking restricting the right or ability of the Company or the Collateral Agent to sell, assign or transfer all or any portion of the Collateral.

      (d) Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

      (e) Taxes and Other Charges. The Company shall pay, and save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to all or any portion of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      (f) No Further Issuances. Without the prior written consent of the Secured Parties, the Company shall not cause MF IV to issue any additional shares of capital stock or instruments convertible into, or options for the purchase of, the same.

      (g) Certain Prohibited Actions. The Company shall not: (i) take any action that would cause MF IV to breach any of its covenants in respect of any of its material contracts or agreements; or (ii) prior to the date that is one year and one day after the final repayment in full of all obligations owed under any material agreement or contract of MF IV, file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against MF IV or cause MF IV to institute any such proceeding.

Section 8. Representations and Warranties of All Parties.

      Each of the parties hereto represents and warrants to the other parties hereto as follows:

      (a) Authority. Such Person has full corporate power, authority and legal right to enter into this Agreement and the other agreements entered into in connection herewith to which such Person is a party. The execution and delivery by such Person of this Agreement and the agreements entered into in connection herewith to which such Person is a party: (i) have been duly authorized by all necessary corporate action on the part of such Person; (ii) are not in contravention of the terms of the organizational documents of such Person or of any indenture, agreement or undertaking to which such Person is a party or by which such Person or any of its property is bound; (iii) do not and will not require any governmental consent, registration or approval; (iv) do not and will not contravene any contractual or governmental restriction to which such Person or any of its property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of such Person under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Person is a party or by which such Person or any of its property may be bound or affected.

      (b) Binding Effect. This Agreement and all of the other agreements entered into by such Person in connection herewith have been duly executed and delivered by such Person, are the legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

Section 9. No Limitation Intended.

      Except as set forth in Section 10, each Secured Party reserves any rights, Liens and other interests it may have against the Company under the Transaction Documents to which it is a party.

Section 10.     Priorities.

      Notwithstanding anything to the contrary contained in the Transaction Documents and notwithstanding the time of granting of any Liens in favor of any Secured Party, or the time of filing or recording of any financing statements, fixture filings, or assignments or other notices under the UCC or any other applicable law:

      (a) Secured Parties Pari Passu. The Liens and beneficial rights of the Secured Parties in and to the Collateral shall be pari passu. In this regard:

           (i) no Secured Party shall enforce or otherwise apply its Lien in, or otherwise attempt to realize upon, any Collateral until the date that is five (5) business days following the delivery of written notice of its intention to so enforce or apply such Lien to the other Secured Party in compliance with Section 15(d); and

           (ii) upon the delivery of written notice as required in clause (i) above, each Secured Party shall share (unless such sharing is prohibited by applicable law), on a pro rata basis according to its Applicable Percentage, in the net proceeds of the sale or other disposition of, or any realization upon, any Collateral.

      (b) Other Priorities. Except as otherwise specifically provided herein, the priority of the Lien of each Secured Party in the assets of the Company and in the Collateral shall be determined in accordance with the provisions of the UCC or other applicable law.

Section 11.     Waiver of Marshaling.

      Except as specifically set forth herein, each of the Secured Parties hereby specifically waives and renounces any rights which it may have, whether at law or in equity, to require any party hereto to marshal any collateral it may hold, or any portion thereof or otherwise to require any other party to seek satisfaction from any particular Person.

Section 12.     Application  of  Payments;  Rights of the  Collateral
Agent; Remedies.

      (a) Receipt of Moneys and Property. The Collateral Agent shall receive all amounts paid to it or property received by it in respect of the Collateral (including Proceeds) in trust (as collateral security on account of all of the Secured Obligations) for the benefit of the Secured Parties and shall distribute the foregoing solely as provided in Section 12(b).

      (b) Priority of Distributions. Irrespective of whether an Event of Default shall have occurred and be continuing, the Collateral Agent shall distribute all monies paid to it or property received by it in respect of the Collateral (including Proceeds) in the following order of priority:

           (i) first, to the Collateral Agent, on account of any fees, costs and expenses (including reasonable attorneys' fees, costs and expenses) incurred by it in connection with the performance of its obligations hereunder as directed by the Directed Party;

           (ii) next, to each Secured Party, pro rata in accordance with its respective Application Percentage, until the Secured Obligations have been reduced to zero; and

           (iii)finally, to the Company, any remainder.

      (c) Default Notices. Upon the occurrence of an Event of Default, the applicable Secured Party shall deliver to the Collateral Agent a Default Notice, with a copy to each other Secured Party and the Company. Such Secured Party shall rescind such Default Notice upon the earlier of: (i) the waiver or cure of the Event(s) of Default referred to in such Default Notice in accordance with the provisions of the related Transaction Document; and (ii) the final repayment in full of the Secured Obligations related to such Transaction Document.

      (d) Rights Following Default Notice. On and after the date of receipt of a Default Notice delivered pursuant to the terms hereof:

           (i) The Collateral Agent may, and at the direction of the Directing Party shall, exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, all as fiduciary for the Secured Parties. The Collateral Agent, any Secured Party and any holder of any of the Secured Obligations (and any affiliate of any of the foregoing) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or its rights of the Collateral Agent hereunder, including reasonable attorneys' fees, costs and expenses of counsel to the Collateral Agent), to the payment in whole or in part of the Secured Obligations, in accordance with Section 12(b), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including
      Section 9504(l)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by the Collateral Agent of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

           (ii) All Pledged Shares may and, at the direction of the Directing Party, shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise
      (A) all voting and other rights pertaining to the Pledged Shares at any meeting of shareholders of MF IV or otherwise and (B) all rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including upon the exercise by the Company, at the direction of the Collateral Agent, or the Collateral Agent of any right, privilege or option pertaining to the Collateral, and, in connection therewith, the right to deposit and deliver all or any portion of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability (to the extent permitted by law) except to account for property actually received by it, provided that the Collateral Agent shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. To permit the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section, the Company shall, if necessary, upon written demand therefor by the Collateral Agent, from time to time execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, payment orders and other instruments as the Collateral Agent may reasonably request.

           (iii)The Company recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit MF IV or the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if MF IV or the Company would agree to do so.

           (iv) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of law. The Company further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Parties and that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default had occurred and was continuing at the time that the Collateral Agent gave notice or took any action pursuant to this Section.

      (e) No Condition to Exercise Rights. The rights of the Collateral Agent hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent of any right or remedy against MF IV or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. The Collateral Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      (f) Distributions by Wire Transfer. All distributions of amounts required to be made by the Collateral Agent to any Person hereunder shall be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 15(d).

Section 13.     The Collateral Agent.

      (a) Merger. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without any further act on the part of any party hereto.

      (b)  Removal; Resignation.

           (i) The Directing Party may at any time remove and discharge the Collateral Agent or any successor to the Collateral Agent thereafter appointed from the performance of its duties under this Agreement by written notice from the Directing Party to the Collateral Agent or any successor to the Collateral Agent, as applicable, with a copy to each other Secured Party and the Company. Such removal shall take effect upon the appointment of a successor to the Collateral Agent by the Secured Parties, which successor shall be a bank or trust company acceptable to each Secured Party and the Company, which approval shall not be unreasonably withheld.

           (ii) The Collateral Agent or any successor to the Collateral Agent may resign at any time by giving thirty (30) days prior written notice to each other party hereto. Such resignation shall take effect upon the appointment of a successor to the Collateral Agent by the Secured Parties, which successor shall be a bank or trust company acceptable to each Secured Party and the Company, which approval shall not be unreasonably withheld.

           (iii)Each of the parties hereto agrees that it shall cooperate with the other parties hereto in connection with the appointment of a replacement for the Collateral Agent.

      (c) Representations and Warranties. The Collateral Agent represents and warrants that: (i) it is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has the power and authority to own it assets and transact the business in which it is presently engaged; (ii) it has the full power and authority to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, deliver and performance of this Agreement; (iii) the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not conflict with, result in any breach of nor constitute a default under, the articles of association or by-laws of the Collateral Agent, or any indenture, agreement, or other instrument to which the Collateral Agent is a party or by which it shall be bound, nor violate any law or any order, rule or regulation applicable to the Collateral Agent;
(iv) all approval, licenses, authorization, consents, orders or other actions or registrations with any person or any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Agreement and the performance of the terms hereof have been obtained; (v) it is a trust company which regularly accepts in the ordinary course of business securities of the same type as the Collateral as custodial service for customers and maintains in the State of New York securities accounts for its customers; and (vi) it is not a clearing corporation or a broker.

Section 14.     Limitation of Liability; Indemnification; Compensation.

      (a) Limitation of Liability. The Collateral Agent may conclusively rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, facsimile, telegram or other document delivered to it and which in good faith it believes complies with the terms of this Agreement. The Collateral Agent may rely conclusively on and shall be protected in acting upon the written instructions of any designated officer of the Directing Party or, following the final payment in full of the Secured Obligations, the Company. In addition, the Collateral Agent may consult counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its gross negligence or willful misconduct.

      (b) No Independent Obligation. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder; provided that the foregoing shall not limit the obligations that the Collateral Agent has expressly agreed to perform and observe hereunder.

      (c) Indemnification by Directing Party. The Directing Party shall indemnify and hold the Collateral Agent harmless from and against any and all liabilities, damages, losses, and fees, costs and expenses (including reasonable attorneys' fees, costs and expenses) incurred by the Collateral Agent as a result of any action taken by the Collateral Agent either in the performance of its duties hereunder or at the direction of the Directing Party, or in connection with any legal proceedings relating to the performance of its duties hereunder, unless such liabilities, damages, losses, or fees, costs and expenses arise from the Collateral Agent's gross negligence or willful misconduct. The Collateral Agent's rights to indemnification shall survive the termination of this Agreement.

Section 15.     General Provisions.

      (a) Term and Termination. Following the Effective Date, this Agreement shall terminate upon the earliest to occur of: (i) upon written notice of termination from the Company and each Secured Party to the Collateral Agent; and
(ii) following the final repayment in full of the Secured Obligations, upon written notice of termination from the Company to the Collateral Agent. Upon termination of this Agreement, the Collateral Agent shall execute and deliver to, or at the direction of, the Company and, if terminated pursuant to clause
(ii) above, each Secured Party or, if terminated pursuant to clause (iii) above, the Company, such documents and instruments as the Company and any other such terminating party may require in order to effect such termination and release of the Collateral Agent's role on behalf of such Person hereunder. Except as otherwise expressly permitted hereby, the Collateral Agent shall not release all or any portion of the Collateral until all of the Secured Obligations have been paid in full.

      (b) Modification and Amendment. This Agreement shall not be amended or modified except by a writing executed and delivered by all of the parties hereto.

      (c) Effect of Bankruptcy. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Company under any federal or state bankruptcy or other similar law.

      (d) Notices. Unless otherwise specifically provided, all notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and may be delivered by overnight (next-day) delivery, or by telegram, or by facsimile transmission (with an original forwarded thereafter by first class mail), or by registered or certified mail, postage prepaid, return receipt requested, or personally, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing to all other parties hereto). All such notices, requests, consents and demands and other communications shall, when delivered by overnight (next-day) delivery or telegram, or faxed, be effective when delivered for overnight (next-day) delivery or telegram, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third business day after the date deposited into the U.S. mail, or if delivered, upon delivery. Each party's address is:

           (i)  the Company:        MF Receivables Holding Corp.
                               370 17th Street, Suite 5060G
                               Denver, Colorado 80202
                               Attn:  Irwin L. Sandler
                               Fax:  (303) 892-7910
                               Wire Instructions:
                               Guaranty Bank and Trust
                               ABA Number:  102000966
                               For  the  account  of:  MF   Receivables
Holding Corp.
                               Account Number:  1359883

                with a copy to:     Monaco Finance, Inc.
                               370 17th Street, Suite 5060
                               Denver, Colorado  80202
                               Attn:  Irwin L. Sandler
                               Fax:  (303) 405-6496

                with a copy to:     Pacific USA Holdings Corp.
                               3200 Southwest Freeway, Suite 1220
                               Houston, Texas  77027
                               Attn:  Cathryn L. Porter, Esq.
                               Fax:  (713) 871-6155

           (ii) Rothschild:         Rothschild North America, Inc.
                               1251 Avenue of the Americas, 51st Floor
                               New York, NY 10020
                               Attn:  Rick Fingeret
                               Fax:  (212) 403-3734
                               Wire Instructions:
                               Morgan Guaranty Trust Company
                               ABA Number:  021000238
                               For   account   of:   Rothschild   North
America, Inc.
                               A/C:   00045181

           (iii)the Indenture Trustee:    Norwest    Bank    Minnesota,
National Association
                               6th Street and Marquette Avenue
                               Minneapolis, Minnesota 55479-0070
                               Attn:  Corporate Trust Group
                               Fax: (612) 667-7323
                               Wire Transfer Instructions:
                               Norwest   Bank    Minnesota,    National
Association
                               ABA Number:  091000019
                               Corp.  Trust  Clearing  Account  Number:
0001038377
                               For  further  credit:   Account  Number:
13206900

           (iv) the Collateral Agent:     The Bank of New York
                               101 Barclay Street, 12E
                               New York, New York  10286
                               Attn:  Kevin  Cremin,   Vice  President,
Corporate Trust
                               Fax:  (212) 815-7157
                               Wire Instructions:
                               The Bank of New York
                               ABA #:  021000018
                               REF GLA 111565
                               A/C 245267
                               A/C Name MF Receivables Holding
                               Attn:  Kevin Cremin

      (e)  Counterparts; Effectiveness.

           (i) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

           (ii) This Agreement shall become effective as of the date (the "Effective Date") upon which all of the following conditions have been satisfied: (A) the execution and delivery of this Agreement by all of the parties hereto; (B) the delivery by the Company to the Collateral Agent, on behalf of the Secured Parties, of (1) all certificates evidencing the Pledged Shares, together with stock powers in blank fully executed by the Company in respect of the Pledged Shares and (2) a UCC-1 Financing Statement pertaining to the Collateral; (C) the delivery by the Company to the Secured Parties of an opinion or opinions of counsel, in form and substance reasonably satisfactory to the Secured Parties, as to (1) the beneficial ownership of record of the Pledged Shares, (2) the creation, validity and perfection of the security interest of the Collateral Agent in the Pledged Shares and (3) the substantive non-consolidation of Monaco and the Company under federal bankruptcy law; (D) the payment to the Collateral Agent of the fees to be paid on the Effective Date pursuant to agreement between the Company and the Collateral Agent; (E) the delivery of written notice by the Indenture Trustee to all of the other parties hereto that all of the conditions to the effectiveness of the Indenture Amendment have been satisfied in accordance with the terms of the Indenture Amendment (other than the effectiveness of this Agreement); and
      (F) the delivery of written notice by Rothschild to the other parties hereto that all of the conditions to the effectiveness of the Rothschild Amendment have been satisfied in accordance with the terms of the Rothschild Amendment (other than the effectiveness of this Agreement).

      (f) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      (h) No Waiver. The failure of any party herein to enforce any rights it has under this Agreement against any other party at any time shall not be deemed a waiver of its right to enforce such rights at any other or future time.

      (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

              [Document continues with signature page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    MF RECEIVABLES HOLDING CORP.

                                    By:
                                      Name:
                                     Title:


                                    NORWEST  BANK  MINNESOTA,  NATIONAL
                                    ASSOCIATION, as Indenture Trustee

                                    By:
                                      Name:
                                     Title:

                                    ROTHSCHILD NORTH AMERICA, INC.

                                    By:
                                      Name:
                                     Title:

                                    THE   BANK   OF   NEW   YORK,    as
                                    Collateral Agent

                                    By:
                                      Name:
                                     Title:

CONSENTED AND AGREED:

                                       A-2
3360.03/Pledge&Custodial
BDC PARTNERS, I, L.P.

By:   BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C.
Title:     General Partner

      By:
           Name:
           Title:....

HELLER FINANCIAL, INC.

By:
Name:
Title:

                                    EXHIBIT A

                        FORM OF DEFAULT NOTICE

                                [date]

The Bank of New York,
  as Collateral Agent
One Wall Street, 27th Floor
New York, New York  10286
Attn:  Robert D. Thorson, Jr.

Ladies and Gentlemen:

      Reference is made to that certain Pledge and Custodial Agreement, dated as of July 28, 1999 (the "Pledge and Custodial Agreement"), among MF Receivables Holding Corp., Norwest Bank Minnesota, National Association, as Indenture Trustee, Rothschild North America, Inc., and you, as collateral agent. In accordance with the provisions of the Pledge and Custodial Agreement, this notice will serve to confirm that: (a) the undersigned is a "Secured Party" under the Pledge and Custodial Agreement; (b) an Event of Default under the [Indenture/Rothschild] Documents has occurred and is continuing; and (c) this letter constitutes a "Default Notice" for all purposes under the Pledge and Custodial Agreement.

                                    Very truly yours,

                                                                        [SECURED
PARTY]



By:__________________________________
                                          Name:
                                     Title:



cc:   MF Receivables Holding Corp.
      [Each other Secured Party]

                                       B-1
Pledge&Custodial
                                    EXHIBIT B
                FORM OF IRREVOCABLE INSTRUCTION LETTER



                            July 28, 1999



Daiwa Finance Corporation
32 Old Slip, 12th Floor
New York, NY  10005
Attn:  Harold Gartner

      Re:  MF Receivables Corp. IV

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 28, 1999, and that certain Amended and Restated Credit Agreement, dated as of July 28, 1999 (collectively, the "Daiwa Agreements"), each among the MF Receivables Corp. IV, a Delaware corporation ("MF IV"), Monaco Finance, Inc., a Colorado corporation ("Monaco"), and Daiwa Finance Corporation. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Daiwa Agreements. Pursuant to the provisions of the applicable Program Documents (and, in particular, the Security Agreements), you, or the Servicer (as that term is defined in the Daiwa Agreements) at your direction, are required to disburse certain funds or release assets to or upon the order of MF IV (any such property, the "Specified Property") in accordance with the instructions delivered under the Security Agreements and/or the Servicing Agreements.

      This letter hereby constitutes irrevocable notice to you that all Specified Property payable or deliverable to or upon the order of MF IV (including any and all money and property to which MF IV is entitled in accordance with the Program Documents) is to be paid or delivered solely in accordance with the instructions provided by The Bank of New York, as collateral agent (in such capacity, the "Collateral Agent"), under that certain Pledge and Custodial Agreement, dated as of July 28, 1999 (the "Pledge and Custodial Agreement"), among MF Receivables Holding Corp. ("Pacific"), Norwest Bank Minnesota, National Association, as Indenture Trustee (as defined therein), Rothschild North America, Inc. and Collateral Agent. Such Specified Property represents dividends payable on account of the MF IV's outstanding shares of common stock.

      These instructions are irrevocable and shall not be revised without the prior written consent of the Collateral Agent, unless the Collateral Agent has notified you otherwise in writing, and shall be binding on you and your successors and assigns.

Very truly yours,

MF RECEIVABLES CORP. IV

By:
Name:
Title:

THE BANK OF NEW YORK, as Collateral Agent

By:  _______________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

DAIWA FINANCE CORPORATION

By:  _______________________________
      Name:
      Title: